Exhibit 99.1

Contacts:	Susan Lehman Rockpoint Public Relations 510-832-6006 susan@rockpointpr.com	Margo Westfall Ikanos Communications 510-438-6276 mwestfall@ikanos.com

Ikanos Appoints Dan Karr Senior Vice President of Worldwide Sales

Semiconductor, Consumer Electronics Industry Veteran Joins

Broadband Market Leader

FREMONT, Calif., September 3, 2009 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today announced the appointment of Dan Karr to the position of senior vice president of worldwide sales. Karr brings to Ikanos more than two decades of successful sales and executive management in the semiconductor, software and consumer electronics industries, and will lead the organization’s global sales operations.

“With the completion of the Conexant broadband business acquisition, Ikanos has a customer base that is more diverse than ever, with growth opportunities in North America, Europe and throughout Asia,” said Michael Gulett, president and CEO of Ikanos. “Dan’s track record and semiconductor industry experience will help Ikanos build on its success in the global broadband market and increase our presence in key geographies.”

Before joining Ikanos, Karr held executive sales and marketing positions at high-growth public companies such as S3, Virata and GlobespanVirata. Karr also held the position of president and CEO of Level 5 Networks, where he grew the company from an unfunded start-up to corporate acquisition. Karr also was the vice president of sales and marketing at Tzero Technologies and the vice president of sales at Avnera. Earlier in his career, Karr held engineering, marketing and sales positions at Adaptec and Cirrus Logic as they grew from initial start-up to successful public companies. Karr earned a Bachelor’s degree in physics and mathematics from Linfield College in Oregon.

“Ikanos has a history of innovation, strong customer relationships with service providers and network equipment manufacturers, and an industry-leading product line,” said Karr. “With these assets, and Ikanos’ world-class sales and support organization, I expect to further strengthen the company’s position in the marketplace, and make Ikanos an even more important technology supplier for enabling the digital home.”

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s multi-mode VDSL2/ADSLx, network processor and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2009 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Fx, FxS, iQV and Ikanos Velocity are among the trademarks or registered trademarks of Ikanos Communications.

All other trademarks mentioned herein are properties of their respective holders.

Cautionary Statement

All statements included or incorporated by reference in this press release, other than statements or characterizations of historical fact, are forward- looking statements. Such forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important factors that may cause such a difference with respect to the forward looking statements in this release include, without limitation, market acceptance of the product, the ability of Ikanos to deliver timely all of the features required by carriers in each region in which the product will be sold, and the ability to meet competitors’ pricing. For a further discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ Annual Reports on Form 10-K and its most recent Quarterly Reports on Form 10-Q. Ikanos Communications cannot assure that the events and circumstances reflected in any forward-looking statements will be achieved or occur, nor does Ikanos Communications undertake any obligation to update any forward-looking statements for any reason after the date of this press release.

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